UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
June 12, 2026
Date of Report
(Date of earliest event reported)

Arrowhead Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38042	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
177 E. Colorado Blvd, Suite 700, Pasadena, CA 91105
(Address of principal executive offices, including Zip Code)
(626) 304-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARWR	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Dr. Matt Cohen as a Director

On June 12, 2026, the Board of Directors of Arrowhead Pharmaceuticals, Inc. (the “Company”) appointed Dr. Matt Cohen, M.D., M.B.A., as a director of the Company, effective June 12, 2026.

Dr. Cohen has more than 25 years of experience in healthcare investing and portfolio management, and currently serves as Managing Director at Vida Ventures (“Vida”). Prior to joining Vida in 2025, Dr. Cohen was a portfolio manager and the lead growth-focused healthcare investor at JP Morgan Asset Management (“JPMAM”) since 2005. For almost a decade, he oversaw the portfolio management of growth healthcare assets for industry-leading multi-billion-dollar funds, including his roles as lead portfolio manager of the flagship JP Morgan Global Healthcare Fund and as co-portfolio manager of the JP Morgan Small Cap Growth Fund. For two decades, Dr. Cohen also served as the lead healthcare investor for the JP Morgan Small Cap Growth Fund, the JP Morgan Mid Cap Growth Fund, and the JP Morgan Growth Advantage Fund. In his capacity as portfolio manager and lead sector investor, he led teams of portfolio managers and research analysts focused on performing extensive due diligence and analysis on companies across the healthcare spectrum and market cap range, as part of the team’s fundamental investment process. Before joining JPMAM, Dr. Cohen was a senior analyst at Medici Healthcare (2003-2005) and a senior analyst at Narragansett Asset Management (2000-2003), both New York-based healthcare hedge funds. Prior to that, he was a categorical resident surgeon in the Department of General Surgery at the North Shore University Hospital – NYU School of Medicine.

Dr. Cohen holds an M.B.A. from New York University’s Stern School of Business and an M.D. from McGill University in Montreal.

Dr. Cohen will receive standard compensation and equity awards available to non-employee directors of the Company. The Company’s non-employee director compensation program is described in the “Director Compensation” section of the Company’s definitive Proxy Statement filed with the SEC on January 27, 2026. In addition, in connection with his appointment, Dr. Cohen will receive a sign-on grant of restricted stock units valued at $887,000. These restricted stock units are scheduled to vest over three years. Dr. Cohen will also enter into the Company’s standard form indemnity agreement.

There are no family relationships between Dr. Cohen and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Dr. Cohen and any other person pursuant to which Dr. Cohen was appointed as a director of the Company.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: June 16, 2026

ARROWHEAD PHARMACEUTICALS, INC.

By:	/s/ Daniel Apel
Daniel Apel
Chief Financial Officer